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                                                                   EXHIBIT 11.1

                            PREFERRED NETWORKS, INC.



COMPUTATION OF NET LOSS PER SHARE


                                                                              THREE MONTHS            THREE MONTHS
                                                                                  ENDED                  ENDED
                                                                             SEPTEMBER 30, 1997    SEPTEMBER 30, 1996
                                                                             ------------------    ------------------
Primary and fully diluted:
   Weighted average common stock outstanding
     during the period .......................................                   16,194,512            14,479,226
                                                                               ============          ============

Net loss .....................................................                 $ (5,014,945)         $ (2,507,798)
Less:  Accretion of Redeemable Preferred Stock ...............                     (105,797)                   --
Less:  Redeemable Preferred Stock dividend requirements ......                     (375,000)                   --
                                                                               ------------          ------------

Net loss attributable to Common Stock and Common
     Stock equivalents .......................................                 $ (5,495,742)         $ (2,507,798)
                                                                               ============          ============

Net loss per share of Common Stock ...........................                 $       (.34)         $       (.17)
                                                                               ============          ============


                                                                                NINE MONTHS            NINE MONTHS
                                                                                   ENDED                  ENDED
                                                                             SEPTEMBER 30, 1997    SEPTEMBER 30, 1996
                                                                             ------------------    ------------------
Primary and fully diluted:
   Weighted average common stock outstanding
     during the period .......................................                   16,067,527            12,139,292
   Effect of Common Stock equivalents issued
     subsequent to December 18, 1994 computed
     in accordance with the treasury stock method
     as required by the SEC(1)................................                           --             1,112,483
                                                                               ------------          ------------

       Total .................................................                   16,067,527            13,251,775
                                                                               ============          ============

Net loss .....................................................                 $(14,773,122)         $ (5,486,486)
Less:  Accretion of Redeemable Preferred Stock (2) ...........                     (140,566)             (202,235)
Less:  Redeemable Preferred Stock dividend requirements ......                     (433,333)             (353,651)
                                                                               ------------          ------------

Net loss attributable to Common Stock and Common
   Stock equivalents .........................................                 $(15,347,021)         $ (6,042,372)
                                                                               ============          ============

Net loss per share of Common Stock ...........................                 $       (.96)         $       (.46)
                                                                               ============          ============

------------------------
(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common Stock equivalents (including a portion of Series A Redeemable Convertible Preferred Stock and all of Series B Redeemable Convertible Preferred Stock) issued at prices equal to or below the initial public offering price per share ("cheap stock") during the twelve-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented prior to the initial public offering.

(2) 1996 amount represents the portion of the accretion related to Series A Redeemable Convertible Preferred Stock not treated as cheap stock.



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